Exhibit 8.1

[Letterhead of Simpson Thacher & Bartlett LLP]

November 19, 2010

Bona Film Group Limited

11/F, Guan Hu Garden 3

105 Yao Jia Road

Chaoyang District

Beijing 100025

People’s Republic of China

Ladies and Gentlemen:

We have acted as United States tax counsel to Bona Film Group Limited (the “Company”), in connection with the Registration Statement on Form F-1, including the prospectus contained therein (together, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of the Company’s ordinary shares, par value US$0.0005 per share, which will be represented by American depositary shares evidenced by American depositary receipts.

We have examined the Registration Statement.  In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the

Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the caption “Taxation—United States Federal Income Tax Consequences”, insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

We do not express any opinion herein concerning any law other than the United States federal income tax law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP